FOR IMMEDIATE RELEASE

Media Contact: Tammy Nystuen (763) 551-7496 tammy.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT
AT ICR XCHANGE CONFERENCE

MINNEAPOLIS - (January 3, 2007) - Select Comfort Corporation (NASDAQ:SCSS), the nation's leading bed retailer and creator of the Sleep Number® bed, today announced that it will be presenting at the Ninth Annual ICR XChange Conference on Wednesday, January 10, at 3:20 p.m. Eastern Time (12:20 p.m. Pacific). The ICR conference event is being held at the St. Regis Hotel in Dana Point, Calif.

Select Comfort will provide a live webcast link on the Investor Relations section of its website at www.selectcomfort.com/investors. A replay of the company's presentation also will be made available there.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1) Top Bedding Specialists, Furniture Today, August 14, 2006.